A member firm of Ernst & Young Global Limited

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Equity Awards of Grove Collaborative Holdings, Inc. of our report dated March 16, 2023, with respect to the consolidated financial statements of Grove Collaborative Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP San Mateo, California August 14, 2023